UBPS Announces Appointment of Gregory M. Krzemien as

Chief Financial Officer

Berwyn, PA – February 12, 2013 – Universal Business Payment Solutions Acquisition Corporation (“UBPS” or the “Company”) (NASDAQ: Common Stock: "UBPS"), today announced the appointment of Gregory M. Krzemien as Chief Financial Officer of the Company.

Mr. Krzemien has over 20 years of experience as Chief Financial Officer and Treasurer of publicly traded companies. Most recently, Mr. Krzemien served for 13 years as Chief Financial Officer and Treasurer of Mace Security International, Inc., a publicly traded company that manufactures and distributes personal defense sprays and electronic surveillance equipment, and operates a wholesale security monitoring station. Prior to that, Mr. Krzemien served for seven years as Chief Financial Officer and Treasurer of Eastern Environmental Services, Inc., a publicly traded solid waste company. Mr. Krzemien spent the first eleven years of his career at Ernst and Young LLP, where he last held the position of Senior Audit Manager. Mr. Krzemien has significant experience in mergers and acquisitions, Securities and Exchange Commission (“SEC”) reporting, strategic planning and analysis, financings, corporate governance, and investor relations. He holds a B.S. Honors Degree in Accounting from the Pennsylvania State University.

Bipin Shah, Chairman and Chief Executive Officer of UBPS, commented, “As Chief Financial Officer of two publicly traded companies, Greg has significant experience in acquisitions and divestitures, as well as the skills necessary to lead us through the ever-changing public company regulatory environment, including SEC reporting and Sarbanes-Oxley requirements.” Mr. Shah added, “We are excited that Greg has joined us. I believe he has the ideal experience and skills to work with the UBPS team as we begin to implement our growth plans.”

Mr. Krzemien’s appointment was approved by the UBPS Board of Directors on February 7, 2013. A Current Report on Form 8-K announcing Mr. Krzemien’s appointment, including a copy of this press release, was filed on February 12, 2013 with the SEC. Copies of both are available at www.ubpsac.com or www.sec.gov.

Contact Information:

At the Company	-OR-	Media Inquiries
UBPS		Eric van der Vlugt
Peter Davidson		215-564-1213, ext.12
Chief Administrative Officer		eric@articus.com
(484) 324 7982

peter.davidson@ubpsac.com

Universal Business Payment Solutions Acquisition Corporation February 12, 2013	Page 2

About UBPS

UBPS is a company dedicated to providing a one-stop solution for all payment needs of small businesses throughout the U.S., and low-cost payment vehicles to the employees of these businesses. Please visit www.ubpsac.com for more information.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. UBPS’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside UBPS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, those described under the heading “Risk Factors” in UBPS’ latest filing on Form 10-K, dated January 14, 2013.

UBPS cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in UBPS’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning UBPS or other matters and attributable to UBPS or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. UBPS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. UBPS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

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